UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2012

Builders FirstSource, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-51357	52-2084569
(Commission File Number)	(IRS Employer Identification No.)

2001 Bryan Street, Suite 1600, Dallas, Texas 75201

(Address of Principal Executive Offices)

(214) 880-3500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The company’s annual meeting of stockholders was held on May 23, 2012. The owners of 92,431,634 shares of the company’s common stock, representing 95.6% of the voting power of all of the shares of common stock issued and outstanding on March 30, 2012, the record date for the meeting, were represented at the annual meeting. Each share of common stock was entitled to one vote at the annual meeting.

Our stockholders elected each of the following individuals as a director of the company for a term of three years: Mr. Michael Graff (83,530,184 votes in favor and 3,478,262 votes withheld), Mr. Robert C. Griffin (86,314,324 votes in favor and 694,122 votes withheld), and Mr. Brett N. Milgrim (86,058,411 votes in favor and 950,035 votes withheld). There were 5,423,188 broker non-votes with regard to the election of directors. Mr. Daniel Agroskin, Mr. Kevin J. Kruse, and Mr. Floyd F. Sherman continue as directors and, if nominated, will next stand for re-election at the 2013 annual meeting of stockholders. Mr. Paul S. Levy, Mr. David A. Barr, Mr. Cleveland A. Christophe, and Mr. Craig A. Steinke continue as directors and, if nominated, will next stand for re-election at the 2014 annual meeting of stockholders.

Our stockholders ratified the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2012 with 92,298,978 votes in favor, 104,286 votes against, and 28,370 abstentions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILDERS FIRSTSOURCE, INC.

By:	/s/ Donald F. McAleenan
Donald F. McAleenan
Senior Vice President, General Counsel, and Secretary

Dated: May 30, 2012